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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and to the incorporation by reference in this Post-Effective Amendment No. 34 to the Registration Statement (Form N-1A)(No. 33-11235) of Voyageur Insured Funds (comprised of Delaware Tax-Free Arizona Insured Fund and Delaware Minnesota Insured Fund) of our reports dated October 3, 2003, included in the 2003 Annual Reports to shareholders.

                                                       ERNST & YOUNG LLP



Philadelphia, Pennsylvania
October 28, 2003